UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 24, 2007

BMC Software, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-16393	74-2126120
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2101 CityWest Blvd., Houston, Texas		77042
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	713-918-8800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2007, the Compensation Committee, pursuant to delegated authority from the Board of Directors, approved revisions to the business unit targets for purposes of the fiscal 2008 Short-Term Executive Incentive Plan. Such changes were made to update the business unit targets to reflect recent acquisitions completed by the Company and an internal organizational change, all of which occurred after the start of the fiscal year and the establishment of the original business unit targets. As previously disclosed, for fiscal 2008, 70% of an individual executive's annual incentive will be based on whether and the extent to which the Company achieves quarterly and annual non-GAAP earnings per share targets established by the Board. The remaining 30% of an individual executive's annual incentive will be based on whether and the extent to which certain business unit measures, which will vary by executive depending on their primary responsibilities, are achieved.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BMC Software, Inc.

July 26, 2007	By:	Christopher C. Chaffin

Name: Christopher C. Chaffin
Title: Sr. Legal Counsel & Assistant Secretary